Release:    June 29, 2018

System Council No. 11 of the IBEW ratify three-year agreement with CP

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) and System Council No. 11 of the International Brotherhood of Electrical Workers (IBEW) today announced they have ratified a new three-year agreement.

"We are grateful for the collaborative effort with union leadership that led to a successful agreement during this bargaining process," said Keith Creel, CP President and Chief Executive Officer. "This agreement reflects CP’s commitment to our IBEW-represented employees, ensures stability for the broader 12,000-strong CP family and provides certainty for our customers and the broader economy."

“We are pleased to announce that the Memorandum of Settlement (MOS) has been accepted with a 78% ratification vote by our members,” said Steve Martin, Senior General Chairman for System Council No.11 of the IBEW. “The hard work begins now, with CP’s commitment we will move forward together to implement the new provisions of the MOS.”

The IBEW represents approximately 1300 Signal and Communication (S&C) employees across Canada, with roughly 360 members employed with CP.

Forward Looking Statement

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the anticipated future benefits and obligations under the agreement. This forward-looking information may also include, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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